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                                                                     EXHIBIT 99



                    FLORIDA COASTLINE COMMUNITY GROUP, INC.

                             SUBSCRIPTION AGREEMENT

TO:               Hans C. Mueller, Chief Executive Officer
                  Florida Coastline Community Group, Inc.
                  8720 North Kendall Drive
                  Miami, Florida 33156

Ladies and Gentlemen:

         You have informed me that Florida Coastline Community Group, Inc. (the "Company") is offering up to 1,000,000 shares of common stock at $.01 par value per share (the "Common Stock") at a price of $10.00 per share as described in and offered pursuant to the Prospectus furnished to the undersigned herewith (the "Prospectus"). In addition, you have informed me that the minimum subscription is 250 shares and the maximum subscription of 50,000 shares.

1. SUBSCRIPTION. Subject to the terms and conditions hereof, the undersigned hereby tenders this subscription, together with payment in the United States currency by check bank draft or money order payable to "The Banker's Bank of Florida", Escrow Agent for Florida Coastline Community Group, Inc., or any other consideration satisfactory to the Company (the "Funds"), representing the payment of $10.00 per share for the number of shares of the Common Stock indicated below.

2. ACCEPTANCE OF SUBSCRIPTION. It is understood and agreed that the Company shall have the right to accept or reject this subscription in whole or in part, for any reason whatsoever. The Company shall reject this subscription, if at all, in writing within ten business days after receipt of this subscription. The Company may reduce the number of shares for which the undersigned has subscribed, indicating acceptance of less than all of the shares subscribed on its written form of acceptance.

3. ACKNOWLEDGMENTS. The undersigned hereby acknowledged receipt of a copy of the Prospectus and agrees to be bound by the terms of this Agreement and the Escrow Agreement.

4. REVOCATION. The undersigned agrees that once this Subscription Agreement is accepted by the Company, it may not be withdrawn. Therefore, until the earlier of the expiration of five business days after receipt by the Company of this Subscription Agreement or acceptance of this Subscription Agreement by the Company, the undersigned may withdraw this subscription and receive a full refund of the subscription price. The undersigned agrees that, except as provided in this Section 4, he or she shall not cancel, terminate or revoke this Subscription Agreement or any agreement of the undersigned made hereunder and that this subscription Agreement shall survive the death or disability of the undersigned.



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                    FLORIDA COASTLINE COMMUNITY GROUP, INC.

                             SUBSCRIPTION AGREEMENT

                                     PAGE 2

BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER IS NOT WAIVING ANY RIGHTS HE OR SHE MAY HAVE UNDER FEDERAL SECURITIES LAWS, INCLUDING THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934.

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  Please fill in the information requested below, make your CHECK PAYABLE TO:

 "THE BANKERS BANK, ESCROW AGENT FOR FLORIDA COASTLINE COMMUNITY GROUP, INC.",

and mail a) Subscription Agreement; b) Stock Certificate Registration Instructions; and c) check to the attention of:

                                Hans C. Mueller
                    Florida Coastline Community Group, Inc.
                            8720 North Kendall Drive
                              Miami, Florida 33156
                          Number of Shares Subscribed:

                             ----------------------






                          Funds Tendered @ $10.00 per
                               share subscribed:

                             $--------------------







                                         ------------------------------------
                                         Signature of Subscriber

                                         ------------------------------------
                                         Name (Print or Type)

                                         Date:
                                              -------------------------------


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PHONE NUMBER:              HOME: (  )                            OFFICE: (  )
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RESIDENCE ADDRESS:
                           CITY:          STATE:                        ZIP:
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SOCIAL SECURITY
NUMBER OR OTHER
TAXPAYER
IDENTIFICATION
NUMBER:
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                    FLORIDA COASTLINE COMMUNITY GROUP, INC.

                             SUBSCRIPTION AGREEMENT

     If shareholder(s) of record is (are) other than individual subscriber:

                                             ----------------------------------
                                             Signature of Authorized Person

                                             ----------------------------------
                                             Name (Print or Type)

                                             Date:
                                                  -----------------------------
         Please indicate how held:

         ___ Corporation                     Name:_____________________________

         ___ Limited Liability Company       Name:_____________________________

         ___ Partnership                     Name:_____________________________

         ___ Trust                           Name:_____________________________

         ___ Joint Tenants*                  Name:_____________________________

         ___ Other (Identify ____________)   Name:_____________________________

* Joint Tenants will be assumed to be Joint Tenants With Right of Survivorship unless otherwise noted.

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PHONE NUMBER:              HOME: (  )                            OFFICE: (  )
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RESIDENCE ADDRESS:
                           CITY:          STATE:                        ZIP:
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SOCIAL SECURITY
NUMBER OR OTHER
TAXPAYER
IDENTIFICATION
NUMBER:
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PHONE NUMBER:              HOME: (  )                            OFFICE: (  )
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RESIDENCE ADDRESS:
                           CITY:          STATE:                        ZIP:
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SOCIAL SECURITY
NUMBER OR OTHER
TAXPAYER
IDENTIFICATION
NUMBER:
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